EXHIBIT 23.1
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CONSENT OF ODENBERG ULLAKKO MURANISHI & COMPANY, LLP
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Annual Report on Form 10-KSB of ZAP of our report dated March 24, 2006, except Note 18, which is as of March 30, 2006, relating to the financial statements of ZAP, which appear in such Annual Report.



/S/ ODENBERG, ULLAKKO,  MURANISHI & CO. LLP
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ODENBERG, ULLAKKO, MURANISHI & CO. LLP
SAN FRANCISCO, CA
March 30, 2006